Exhibit 99.7
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 24, 2022, Chesapeake Energy Corporation, an Oklahoma corporation, and its wholly owned subsidiary Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company (together with Chesapeake Energy Corporation, "Chesapeake"), entered into a Partnership Interest Purchase Agreement (the "Chief Agreement") with The Jan & Trevor Rees-Jones Revocable Trust, a Texas revocable trust ("Rees-Jones Trust"), Rees-Jones Family Holdings, LP, a limited partnership ("Rees-Jones Holdings"), Chief E&D Participants LP, a Texas limited partnership (“Chief Participants” and together with Rees-Jones Trust and Rees-Jones Holdings, the “Chief LPs”), and Chief E&D (GP) LLC, a Texas limited liability company (“Chief GP” and together with the Chief LPs, the “Chief Sellers”). On January 24, 2022, Chesapeake also entered into Membership Interest Purchase Agreements (the “Radler / Tug Hill Agreements”) with Radler 2000 Limited Partnership, a Texas limited partnership (“R2KLP”) and Tug Hill, Inc.,, a Nevada corporation ("THI" and together with R2KLP, the “Radler / Tug Hill Sellers”). The Chief Sellers and the Radler / Tug Hill Sellers are referred to herein as the “Sellers”.

Pursuant to the Chief Agreement and the Radler / Tug Hill Agreements (together the “Marcellus Agreements”), Chesapeake agreed to acquire all of the outstanding ownership interests in certain entities which own high quality producing assets and a deep inventory of premium drilling locations in the prolific Marcellus Shale in Northeast Pennsylvania (the “Marcellus Properties”). On March 9, 2022, Chesapeake and the Sellers completed the Marcellus Acquisition and under the terms and conditions contained in the Marcellus Agreements the Sellers received approximately $2.0 billion in cash (subject to customary purchase price adjustments) and $764 million in Chesapeake's common stock based on Chesapeake's stock price as of March 9, 2022. The Marcellus Properties were acquired on a cash-free, debt-free basis, effective as of January 1, 2022.

The following unaudited pro forma condensed combined statements of operations (the "pro forma statements of operations") have been prepared to give effect to the Marcellus Acquisition and certain other transactions of Chesapeake as further described below.

On January 6, 2022, Chesapeake filed a final prospectus pursuant to Rule 424(b)(3), containing pro forma financial statements to reflect the following transactions:

•On November 1, 2021, Chesapeake and Vine Energy Inc. ("Vine") completed the previously announced merger (the "Vine Acquisition"), and under the terms and conditions contained in the merger agreement holders of shares on Vine common stock received fixed consideration of 0.2486 shares of Chesapeake common stock plus $1.20 cash per share of Vine common stock.
•As part of the Vine Acquisition, Chesapeake repaid Vine's second lien credit facility of approximately $150 million for approximately $163 million, including a $13 million make-whole premium.
•The Vine Acquisition was accounted for as a business combination under the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations.

On May 17, 2021, Chesapeake filed a Form 8-K containing pro forma financial statements to reflect the following:

•Chesapeake's Fifth Amended Joint Chapter 11 Plan of Reorganization, which became effective on February 9, 2021 ("the Effective Date"), and its application of fresh start accounting on the Effective Date. References to "Successor" relate to the results of operations of Chesapeake subsequent to February 9, 2021, and references to "Predecessor" relate to the results of operations of Chesapeake prior to, and including, February 9, 2021.

On March 19, 2021, in connection with its initial public offering, Vine filed a final prospectus pursuant to Rule 424(b)(4), containing pro forma financial statements to reflect the following transactions:

•As part of a business combination transaction, the owners who prior to the completion of the business combination directly held interests in Vine Oil & Gas, Vine Oil & Gas GP, Brix, Brix GP, Harvest and Harvest GP contributed such equity interests to Vine Energy Holdings, LLC in exchange for newly issued equity in Vine Energy Holdings, LLC (the "Brix Companies Acquisition"). Vine Oil & Gas and Brix were not entities under common control for financial reporting purposes, whereas Brix and Harvest were entities under common control for financial reporting purposes. Accordingly, Vine Oil & Gas was identified as the accounting acquirer of the Brix Companies. Vine accounted for the acquisition of the Brix Companies as a business combination under the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The pro forma statements of operations contained herein have been further adjusted to reflect the Marcellus Acquisition, as follows:

•On March 9, 2022, Chesapeake and the Sellers completed the Marcellus Acquisition and under the terms and conditions contained in the Marcellus Agreements the Sellers received approximately $2.0 billion in cash and $764 million in Chesapeake's common stock based on Chesapeake's stock price as of March 9, 2022. The Marcellus Properties were acquired on a cash-free, debt-free basis, effective as of January 1, 2022.
•The Marcellus Acquisition was funded by cash on hand and $914 million of borrowings under Chesapeake's existing credit agreement.

The following pro forma statements of operations have been prepared from the respective historical consolidated financial statements and previously filed pro forma financial information of Chesapeake, the Sellers, and Vine, adjusted to give effect to the Marcellus Acquisition, the Vine Acquisition and Chesapeake's emergence from bankruptcy. No pro forma balance sheet for Chesapeake giving effect to the Marcellus Acquisition, the Vine Acquisition or emergence from bankruptcy and application of fresh start accounting is presented herein because the effects are reflected in Chesapeake's March 31, 2022 unaudited condensed consolidated balance sheet filed with the Securities and Exchange Commission on Form 10-Q on May 6, 2022. The pro forma statement of operations for the three months ended March 31, 2022, combines the historical unaudited condensed consolidated statements of operations of Chesapeake for the three months ended March 31, 2022 and the historical results of operations for the Chief Sellers and the Radler / Tug Hill Sellers for the 2022 pre-acquisition period ended March 9, 2022. The pro forma statement of operations for the year ended December 31, 2021, combines the historical audited consolidated statements of operations of Chesapeake and the Chief Sellers for the year ended December 31, 2021, the historical audited statements of revenues and direct operating expenses for the Radler / Tug Hill Sellers for the year ended December 31, 2021, as well as previously filed unaudited pro forma statements of operations of Chesapeake (giving effect to the Vine Acquisition) and Vine (giving effect to the Brix Companies Acquisition), with the effects of the Marcellus Acquisition as if it had been completed on January 1, 2021.

The pro forma statements of operations reflect the following pro forma adjustments related to the Marcellus Acquisition, based on available information and certain assumptions that Chesapeake believes are reasonable.

•Chesapeake's acquisition of the Marcellus Properties, which will be accounted for using the acquisition method of accounting, with Chesapeake identified as the accounting acquirer;

•Certain reclassification adjustments to conform the Sellers' historical financial presentation to Chesapeake's financial statement presentation;

•the assumption of liabilities by Chesapeake for any transaction-related expenses; and

•the estimated tax impact of pro forma adjustments.

The pro forma statements of operations have been developed from and should be read in conjunction with:

•the accompanying notes to the unaudited pro forma combined financial information;

•the historical audited consolidated financial statements of Chesapeake as of and for the year ended December 31, 2021, included in Chesapeake's Annual Report on Form 10-K filed on February 24, 2022;

•the historical unaudited condensed consolidated financial statements of Chesapeake as of March 31, 2022, included in Chesapeake’s Quarterly Report on Form 10-Q filed on May 6, 2022;

•the historical audited consolidated financial statements for the Chief Sellers as of and for the year ended December 31, 2021, included in this document;

•the historical audited statements of revenues and direct operating expenses for the Radler / Tug Hill Sellers for the year ended December 31, 2021, included in this document;

•the historical unaudited condensed consolidated financial statements of Vine as of and for the nine months ended September 30, 2021, included in Chesapeake's Final Prospectus filed pursuant to Rule 424(b)(3) dated January 6, 2022;

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

•the historical financial activity of Vine for the month ended October 31, 2021, because the Vine Acquisition was completed on November 1, 2021;

•the unaudited pro forma condensed combined statement of operations of Chesapeake for the nine months ended September 30, 2021 included in Chesapeake's Final Prospectus filed pursuant to Rule 424(b)(3) dated January 6, 2022;

•other information relating to Chesapeake, the Sellers and Vine contained in or, solely in the case of Chesapeake, incorporated by reference into this current report on Form 8-K/A.

The pro forma statements of operations are presented to reflect the Marcellus Acquisition, the Vine Acquisition and Chesapeake's emergence from bankruptcy, and they do not represent what Chesapeake’s results of operations would have been had the Marcellus Acquisition, Vine Acquisition and Chesapeake's emergence from bankruptcy occurred on the date noted above, nor do they project the results of operations of the combined company following the transactions. The pro forma statements of operations are intended to provide information about the continuing impact of the transactions as if they had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable as further described below. In the opinion of management, all adjustments necessary to present fairly the pro forma statements of operations have been made.

Chesapeake has incurred certain nonrecurring charges in connection with the Marcellus Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors, integration costs and filing fees. Any such charge could affect the future results of the post acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the transaction. Accordingly, the pro forma statements of operations reflect an estimated accrual for the effects of these nonrecurring charges, which are not included in the historical statements of operations of Chesapeake for the historical periods presented.

The pro forma statements of operations do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Marcellus Acquisition. Further, there may be additional charges related to other integration activities resulting from the Marcellus Acquisition, the timing, nature and amount of which management cannot identify as of the date of this current report on Form 8-K/A, and thus, such charges are not reflected in the pro forma statements of operations.

The assets acquired and liabilities assumed from the Sellers and Vine were recorded at their preliminary estimated fair values as of their respective acquisition close dates. As of the date of this current report on Form 8-K/A, the purchase price allocations that the pro forma statements of operations are based on are still preliminary. Certain data necessary to complete the purchase price allocations is not yet available, and includes, but is not limited to, valuation of pre-acquisition contingencies and final appraisals of assets acquired and liabilities assumed. We expect to complete the purchase price allocations during the 12-month period following the respective acquisition dates, during which time the value of the assets and liabilities may be revised as appropriate.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma statements of operations presented herein. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation could result in adjustments to the pro forma statements of operations.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

					Transaction Adjustments
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chief Sellers Reclass Adjustments (Note 2)		Chief/ Tug Hill/ Radler Sellers Pro Forma Adjustments (Note 2)		Chesapeake Pro Forma Combined
Revenues and other:
Oil, natural gas and NGL	$1,914	$160	$4	$26	$—		$—		$2,104
Marketing	867	—	—	—	6	(a)	—		873
Sales of purchased natural gas	—	6	—	—	(6)	(a)	—		—
Oil and natural gas derivatives	(2,125)	—	—	—	(193)	(a)	—		(2,318)
Realized loss on commodity derivatives	—	(67)	—	—	67	(a)	—		—
Unrealized loss on commodity derivatives	—	(126)	—	—	126	(a)	—		—
Gains on sales of assets	279	—	—	—	—		—		279
Total revenues and other	935	(27)	4	26	—		—		938
Operating expenses:
Production	110	—	1	5	4	(a)	—		120
Cost of natural gas purchased	—	6	—	—	(6)	(a)	—		—
Lease operating expense	—	4	—	—	(4)	(a)	—		—
Gathering, processing and transportation	242	24	—	—	—		—		266
Severance and ad valorem taxes	63	—	—	—	—		—		63
Exploration	5	—	—	—	—		—		5
Marketing	851	—	—	—	6	(a)	—		857
General and administrative	26	11	—	—	—		—		37
Depreciation, depletion and amortization	409	23	—	—	—		32	(b)	464
Other operating (income) expense	23	—	—	—	—		—		23
Total operating expenses	1,729	68	1	5	—		32		1,835
Income (loss) from operations	(794)	(95)	3	21	—		(32)		(897)
Other income (expense):
Interest expense	(32)	(6)	—	—	—		6	(c)	(32)
Realized interest rate derivative loss	—	(1)	—	—	—		1	(d)	—
Unrealized interest rate derivative gain	—	4	—	—	—		(4)	(d)	—
Other income	16	1	—	—	—		—		17
Total other income (expense)	(16)	(2)	—	—	—		3		(15)
Income (loss) before income taxes	(810)	(97)	3	21	—		(29)		(912)
Income tax expense (benefit)	(46)	—	—	—	—		(6)	(e)	(52)
Net income (loss) available to common stockholders	$(764)	$(97)	$3	$21	$—		$(23)		$(860)
Earnings (loss) per common share:
Basic	$(6.32)								$(6.77)
Diluted	$(6.32)								$(6.77)
Weighted average common and common equivalent shares outstanding (in thousands):
Basic	120,805						6,247	(f)	127,052
Diluted	120,805						6,247	(f)	127,052

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

								Transaction Adjustments								Transaction Adjustments
	Historical Predecessor (Jan. 1, 2021 through Feb. 9, 2021)	Historical Successor (Feb. 10, 2021 through Dec. 31, 2021)	Reorganization and Fresh Start Adjustments (Note 2)		Chesapeake Pro Forma	Vine Pro Forma (Jan 1, 2021 through Sep 30, 2021)	Vine Historical (Oct. 1, 2021 through Oct. 31, 2021)	Vine Reclass Adjustments (Note 2)		Vine Pro Forma Adjustments (Note 2)		Vine Pro Forma (Jan 1, 2021 through Oct 31, 2021)	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chief Sellers Reclass Adjustments (Note 2)		Chief/ Tug Hill/ Radler Sellers Pro Forma Adjustments (Note 2)		Chesapeake Pro Forma Combined
Revenues and other:
Oil, natural gas and NGL	$398	$4,401	$—		$4,799	$737	$132	$—		$—		$869	$631	$19	$120	$—		$—		$6,438
Marketing	239	2,263	—		2,502	—	—	—		—		—	—	—	—	119	(a)	—		2,621
Sales of purchased natural gas	—	—	—		—	—	—	—		—		—	119	—	—	(119)	(a)	—		—
Oil and natural gas derivatives	(382)	(1,127)	—		(1,509)	—	—	(918)	(a)	—		(918)	—	—	—	(375)	(a)	—		(2,802)
Realized loss on commodity derivatives	—	—	—		—	(145)	(86)	231	(a)	—		—	(156)	—	—	156	(a)	—		—
Unrealized loss on commodity derivatives	—	—	—		—	(784)	97	687	(a)	—		—	(219)	—	—	219	(a)	—		—
Gains on sales of assets	5	12	—		17	—	—	—		—		—	—	—	—	—		—		17
Total revenues and other	260	5,549	—		5,809	(192)	143	—		—		(49)	375	19	120	—		—		6,274
Operating expenses:												—
Production	32	297	—		329	53	6	—		—		59	—	6	34	17	(a)	—		445
Cost of natural gas purchased	—	—	—		—	—	—	—		—		—	114	—	—	(114)	(a)	—		—
Lease operating expense	—	—	—		—	—	—	—		—		—	23	—	—	(23)	(a)	—		—
Gathering, processing and transportation	102	780	—		882	83	9	—		—		92	161	—	—	—		—		1,135
Severance and ad valorem taxes	18	158			176	17	2	—		—		19	—	—	—	6	(a)	—		201
Exploration	2	7	—		9	1	—	—		—		1	—	—	—	10	(a)	—		20
Marketing	237	2,257	—		2,494	—	—	—		—		—	—	—	—	114	(a)	—		2,608
General and administrative	21	97	—		118	18	7	14	(a)	—		39	14	—	—	—		—		171
Stock-based compensation for Existing Management Owners	—	—	—		—	14	—	(14)	(a)	—		—	—	—	—	—		—		—
Separation and other termination costs	22	11	—		33	—	—	—		—		—	—	—	—	—		—		33
Depreciation, depletion and amortization	72	919	29	(g)	1,020	347	36	—		63	(b)	446	123	—	—	—		136	(b)	1,725
Impairments	—	1	—		1	—	—	—		—		—	—	—	—	—		—		1
Dry hole, well and lease abandonment, and impairment	—	—	—		—	—	—	—		—		—	10	—	—	(10)	(a)	—		—
Other operating (income) expense	(12)	84	—		72	—	—	—		—		—	—	—	—	—		40	(o)	112
Total operating expenses	494	4,611	29		5,134	533	60	—		63		656	445	6	34	—		176		6,451
Income (loss) from operations	(234)	938	(29)		675	(725)	83	—		(63)		(705)	(70)	13	86	—		(176)		(177)

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

								Transaction Adjustments							Transaction Adjustments
	Historical Predecessor (Jan. 1, 2021 through Feb. 9, 2021)	Historical Successor (Feb. 10, 2021 through Dec. 31, 2021)	Reorganization and Fresh Start Adjustments (Note 2)		Chesapeake Pro Forma	Vine Pro Forma (Jan 1, 2021 through Sep 30, 2021)	Vine Historical (Oct. 1, 2021 through Oct. 31, 2021)	Vine Reclass Adjustments (Note 2)	Vine Pro Forma Adjustments (Note 2)		Vine Pro Forma (Jan 1, 2021 through Oct 31, 2021)	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chief Sellers Reclass Adjustments (Note 2)	Chief/ Tug Hill/ Radler Sellers Pro Forma Adjustments (Note 2)		Chesapeake Pro Forma Combined
Other income (expense):
Interest expense	(11)	(73)	4	(h)	(80)	(80)	(7)	—	40	(k)	(47)	(22)	—	—	—	22	(c)	(127)
Realized interest rate derivative loss	—	—	—		—	—	—	—	—		—	(10)	—	—	—	10	(d)	—
Unrealized interest rate derivative gain	—	—	—		—	—	—	—	—		—	11	—	—	—	(11)	(d)	—
Loss on extinguishment of debt	—	—	—		—	(73)	—	—	—		(73)	—	—	—	—	—		(73)
Other income	2	31	—		33	—	—	—	—		—	7	—	—	—	—		40
Reorganization items, net	5,569	—	(5,569)	(i)	—	—	—	—	—		—	—	—	—	—	—		—
Total other income (expense)	5,560	(42)	(5,565)		(47)	(153)	(7)	—	40		(120)	(14)	—	—	—	21		(160)
Income (loss) before income taxes	5,326	896	(5,594)		628	(878)	76	—	(23)		(825)	(84)	13	86	—	(155)		(337)
Income tax expense (benefit)	(57)	(49)	57	(j)	(49)	11	—	—	(11)	(l)	—	—	—	—	—	—		(49)
Net income (loss)	5,383	945	(5,651)		677	(889)	76	—	(12)		(825)	(84)	13	86	—	(155)		(288)
Net loss attributable to noncontrolling interests	—	—	—		—	398	(35)	—	(363)	(m)	—	—	—	—	—	—		—
Net income (loss) available to common stockholders	$5,383	$945	$(5,651)		$677	$(491)	$41	$—	$(375)		$(825)	$(84)	$13	$86	$—	$(155)		$(288)
Earnings (loss) per common share:
Basic	$ 550.35	$9.29																$(2.27)
Diluted	$ 534.51	$8.12																$(2.27)
Weighted average common and common equivalent shares outstanding (in thousands):
Basic	9,781	101,754							15,400	(n)						9,442	(f)	126,596
Diluted	10,071	116,341							15,400	(n)						9,442	(f)	126,596

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The unaudited pro forma combined statements of operations (the "pro forma statements of operations") have been derived from the historical consolidated financial statements of Chesapeake, Vine, the Chief Sellers and the Radler / Tug Hill Sellers as well as the pro forma financial information included in Chesapeake's Final Prospectus filed pursuant to Rule 424(b)(3) dated January 6, 2022 and Vine's Final Prospectus filed pursuant to Rule 424(b)(4) filed on March 19, 2021, which give effect to the Vine Acquisition and the Brix Companies Acquisition, respectively. Certain of the Sellers' and Vine's historical amounts have been reclassified to conform to Chesapeake's financial statement presentation. The pro forma statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022, give effect to the Marcellus Acquisition, the Vine Acquisition and Chesapeake's emergence from bankruptcy as if these transactions had been completed on January 1, 2021.
The pro forma statements of operations reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Chesapeake believes are reasonable; however, actual results may differ from those reflected in these statements. In Chesapeake’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following pro forma statements of operations do not purport to represent what the combined company’s financial position or results of operations would have been if the transaction had actually occurred on the date indicated above, nor are they indicative of Chesapeake’s future financial position or results of operations. These pro forma statements of operations and the accompanying notes should be read in conjunction with the previously filed pro forma information, historical consolidated financial statements and related notes of Chesapeake, the Sellers and Vine for the periods presented.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

2.	Pro Forma Adjustments
The following adjustments have been made to the accompanying unaudited pro forma statements of operations:
(a) The following reclassifications conform the Sellers' and Vine's historical financial information to Chesapeake's financial statement presentation:
Chief Sellers Reclassification and Conforming Adjustments
Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2022
•Reclassification of approximately $6 million of sales of purchased natural gas to marketing revenue to conform to Chesapeake's presentation of marketing revenue.
•Reclassification of approximately $67 million and $126 million from realized loss on commodity derivatives and unrealized loss on commodity derivatives, respectively, to conform to Chesapeake's presentation of oil and natural gas derivatives.
•Reclassification of approximately $4 million from lease operating expense to production expense to conform to Chesapeake's presentation of production expense and ad valorem taxes.
•Reclassification of approximately $6 million from cost of natural gas purchased to marketing expense to conform to Chesapeake's presentation of marketing expense.
Pro Forma Combined Statement of Operations for the Year Ended December 31, 2021
•Reclassification of approximately $119 million of sales of purchased natural gas to marketing revenue to conform to Chesapeake's presentation of marketing revenue.
•Reclassification of approximately $156 million and $219 million from realized loss on commodity derivatives and unrealized loss on commodity derivatives, respectively, to conform to Chesapeake's presentation of oil and natural gas derivatives.
•Reclassification of approximately $17 million and $6 million from lease operating expense to production expense and severance and ad valorem taxes, respectively, to conform to Chesapeake's presentation of production expense and ad valorem taxes.
•Reclassification of approximately $114 million from cost of natural gas purchased to marketing expense to conform to Chesapeake's presentation of marketing expense.
•Reclassification of approximately $10 million from dry hole, well and lease abandonment, and impairment to exploration to conform to Chesapeake's presentation of exploration expense.
Vine Reclassification and Conforming Adjustments
Pro Forma Combined Statement of Operations for the Year Ended December 31, 2021
•Reclassification of approximately $231 million and $687 million from realized loss on commodity derivatives and unrealized loss on commodity derivatives, respectively, to conform to Chesapeake's presentation of oil and natural gas derivatives.
•Reclassification of approximately $14 million of incentive unit compensation to general and administrative expense.
(b) Adjustment to reflect the change in depreciation, depletion and amortization resulting from the change in the basis of property and equipment.
(c) Adjustment to eliminate interest expense related to long-term debt and notes payable as no debt was acquired related to the Marcellus Acquisition.
(d) Adjustment to eliminate the realized interest rate derivative loss and unrealized interest rate derivative gain as no debt or interest rate derivatives were acquired related to the Marcellus Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(e) Adjustment to Chesapeake's estimated tax benefit based on the pro forma net loss before income taxes using Chesapeake's estimated annual effective tax rate.
(f) Reflects Chesapeake's shares issued in the Marcellus Acquisition.
(g) Adjustment to depletion, depreciation and amortization expense to reflect the revaluation of Chesapeake's property and equipment in accordance with fresh start accounting, assuming Chesapeake's emergence from bankruptcy on January 1, 2021.
(h) Reflects a reduction in interest expense as a result of the settlement of certain previously outstanding debt obligations through the issuance of equity in accordance with Chesapeake's Fifth Amended Joint Chapter 11 Plan of Reorganization, assuming Chesapeake's emergence from bankruptcy on January 1, 2021.
(i) Reflects the elimination of reorganization items, net for the Historical Predecessor period from January 1, 2021 through February 9, 2021.
(j) Adjustment to remove the income tax effect associated with the fair value adjustment of hedging settlements from accumulated other comprehensive income in accordance with fresh start accounting, assuming Chesapeake's emergence from bankruptcy on January 1, 2021.
(k) Reflects approximately $40 million net decrease in interest expense for the ten months ended October 31, 2021 related to the repayment and retirement of Vine's second lien credit facility and the fair value adjustment of the unsecured senior notes.
(l) The transactions had no impact to the combined income tax benefit as Chesapeake was in a full valuation allowance position in 2021. Further, we estimate that there would have been no impact to current tax expense as we believe if the transactions had occurred on January 1, 2021, Chesapeake would have generated a taxable loss in the current period.
(m) Adjustment to eliminate Vine's noncontrolling interest due to the acquisition of 100% of Vine's equity.
(n) Reflects Chesapeake's shares issued to Vine's shareholders.
(o) Adjustment to reflect the estimated non-recurring transaction costs of $40 million related to the Marcellus Acquisition, including underwriting, banking, legal and accounting fees that are not capitalized as part of the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

3.	Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the estimated pro forma condensed combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2021, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2021. The pro forma reserve information set forth below gives effect to the Marcellus Acquisition as if the Marcellus Acquisition had been completed on January 1, 2021. The impact of the Vine Acquisition is reflected in Chesapeake's historical reserve information as of December 31, 2021. The supplemental pro forma oil and natural gas reserves information have been prepared from Chesapeake's previously filed historical reserve information included in its audited financial statements as of and for the year ended December 31, 2021 and the Sellers' historical reserve information included in this document.

	Oil (mmbbls)
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
As of December 31, 2020	161.3	—	—	—	161.3
Extensions, discoveries and other additions	41.0	—	—	—	41.0
Revisions of previous estimates	33.3	—	—	—	33.3
Production	(25.9)	—	—	—	(25.9)
Sale of reserves-in-place	—	—	—	—	—
Purchase of reserves-in-place	—	—	—	—	—
As of December 31, 2021	209.7	—	—	—	209.7
Proved developed reserves:
December 31, 2020	158.1	—	—	—	158.1
December 31, 2021	165.7	—	—	—	165.7
Proved undeveloped reserves:
December 31, 2020	3.2	—	—	—	3.2
December 31, 2021	44.0	—	—	—	44.0

	Natural Gas (bcf)
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
As of December 31, 2020	3,530	2,659	79	506	6,774
Extensions, discoveries and other additions	1,744	315	9	80	2,148
Revisions of previous estimates	1,522	81	(3)	6	1,606
Production	(807)	(197)	(6)	(40)	(1,050)
Sale of reserves-in-place	—	—	—	—	—
Purchase of reserves-in-place	1,835	—	—	—	1,835
As of December 31, 2021	7,824	2,858	79	552	11,313
Proved developed reserves:
December 31, 2020	3,196	1,362	48	237	4,843
December 31, 2021	4,246	1,574	49	295	6,164
Proved undeveloped reserves:
December 31, 2020	334	1,297	31	269	1,931
December 31, 2021	3,578	1,284	30	257	5,149

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Natural Gas Liquids (mmbbls)
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
As of December 31, 2020	52.0	—	—	—	52.0
Extensions, discoveries and other additions	16.9	—	—	—	16.9
Revisions of previous estimates	21.1	—	—	—	21.1
Production	(8.0)	—	—	—	(8.0)
Sale of reserves-in-place	—	—	—	—	—
Purchase of reserves-in-place	—	—	—	—	—
As of December 31, 2021	82.0	—	—	—	82.0
Proved developed reserves:
December 31, 2020	51.4	—	—	—	51.4
December 31, 2021	61.7	—	—	—	61.7
Proved undeveloped reserves:
December 31, 2020	0.6	—	—	—	0.6
December 31, 2021	20.3	—	—	—	20.3

	Total Reserves (mmboe)
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
As of December 31, 2020	802	443	13	85	1,343
Extensions, discoveries and other additions	348	53	2	13	416
Revisions of previous estimates	308	14	(1)	1	322
Production	(168)	(33)	(1)	(7)	(209)
Sale of reserves-in-place	—	—	—	—	—
Purchase of reserves-in-place	306	—	—	—	306
As of December 31, 2021	1,596	477	13	92	2,178
Proved developed reserves:
December 31, 2020	742	227	8	40	1,017
December 31, 2021	935	263	8	49	1,255
Proved undeveloped reserves:
December 31, 2020	60	216	5	45	326
December 31, 2021	661	214	5	43	923

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves as of December 31, 2021 is as follows (in millions):

	As of December 31, 2021
	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
Future cash inflows	$33,700	$6,835	$175	$1,216	$41,926
Future production costs	(6,735)	(480)	(25)	(107)	(7,347)
Future development costs	(3,687)	(551)	(14)	(109)	(4,361)
Future income tax expense	(2,254)	—	—	—	(2,254)
Future net cash flows	21,024	5,804	136	1,000	27,964
Less effect of a 10% discount factor	(8,737)	(2,988)	(69)	(507)	(12,301)
Standardized measure of discounted future net cash flows	$12,287	$2,816	$67	$493	$15,663

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2021 are as follows (in millions):

	Chesapeake Historical	Chief Sellers Historical	Tug Hill Sellers Historical	Radler Sellers Historical	Chesapeake Pro Forma Combined
Standardized measure, as of December 31, 2020	$3,086	$628	$19	$124	$3,857
Sales of oil and natural gas produced, net of production costs and gathering, processing and transportation	(3,414)	(447)	(13)	(86)	(3,960)
Net changes in prices and production costs	6,674	1,743	46	283	8,746
Extensions and discoveries, net of production and development costs	2,834	258	7	59	3,158
Changes in estimated future development costs	(459)	11	—	7	(441)
Previously estimated development costs incurred during the period	130	126	1	28	285
Revisions of previous quantity estimates	2,034	85	—	6	2,125
Purchase of reserves-in-place	2,807	—	—	—	2,807
Sales of reserves-in-place	—	—	—	—	—
Accretion of discount	309	63	2	12	386
Net changes in income taxes	(1,423)	—	—	—	(1,423)
Changes in production rates and other	(291)	349	5	60	123
Standardized measure, as of December 31, 2021	$12,287	$2,816	$67	$493	$15,663